As filed with the Securities and Exchange Commission on October 5, 2015

                                                     Registration No: 333-199478
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A

                                (AMENDMENT NO. 4)


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                AMBER GROUP, INC.
                 (Name of small business issuer in its charter)

           Nevada                                   7200                       EIN 61-1744532
 (State of other jurisdiction          (Primary Standard Industrial            (IRS Employer
      of incorporation)                 Classification Code Number)        Identification Number)

                        2360 CORPORATE CIRCLE -SUITE 400
                               HENDERSON, NV 89074
                                 (702)-430-6931
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              INCORP SERVICES, INC.
                        2360 CORPORATE CIRCLE -SUITE 400
                               HENDERSON, NV 89074
                                 (702)-866-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          Copies of Communications to:
                          Bauman & Associates Law Firm
                               Frederick C. Bauman
                               5595 Egan Crest Dr.
                             Las Vegas ,Nevada 89131
                               Tel: (702)533-8372
                               Fax: (310) 564-1912

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                       Accelerated filer [ ]
Non-accelerated filer [ ]                         Smaller reporting company  [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be         Amount of Shares      Price Per       Offering     Registration
 Registered      to be Registered      Share (1)        Price            Fee
--------------------------------------------------------------------------------
Common Stock        5,000,000            $0.02        $100,000          $11.62
================================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

                                AMBER GROUP, INC

                        5,000,000 SHARES OF COMMON STOCK

                             Initial Public Offering

This is the initial offering of common stock of Amber Group, Inc. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $0.02 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Vadims Furss, will attempt to sell the shares. He will receive no commission or other remuneration for any shares he may sell.

Amber Group, Inc. is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your entire investment. Our independent registered public accountant has issued an audit opinion for Amber Group, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of this registration statement, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the OTCBB. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Amber Group Inc. is not a blank check company. Amber Group Inc. and its affiliates and promoters have no plans or intentions to engage in a merger or acquisition with an unidentified company or person or, once it is a reporting company, to be used as a vehicle for a private company to become a reporting company.

WE ARE AN "EMERGING GROWTH COMPANY" AS DEFINED UNDER THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 (THE "JOBS ACT") AND THE FEDERAL SECURITIES LAWS AND, AS SUCH, MAY ELECT TO COMPLY WITH CERTAIN REDUCED PUBLIC COMPANY REPORTING REQUIREMENTS.

We are considered a "shell company" under applicable securities rules and subject to additional regulatory requirements as a result, including the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process). Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. THEREFORE, BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY THE RISK FACTORS, BEGINNING ON PG. 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 SUBJECT TO COMPLETION, DATED ___________, 2015

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY                                                             3
RISK FACTORS                                                                   6
USE OF PROCEEDS                                                               15
DETERMINATION OF OFFERING PRICE                                               16
DILUTION                                                                      16
SELLING SECURITIY HOLDERS                                                     17
PLAN OF DISTRIBUTION                                                          18
DESCRIPTION OF SECURITIES TO BE REGISTERED                                    19
INTERESTS OF NAMED EXPERTS AND COUNSEL                                        20
INFORMATION WITH RESPECT TO THE REGISTRANT                                    20
DESCRIPTION OF PROPERTY                                                       22
LEGAL PROCEEDINGS                                                             22
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION                     22
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                         26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                   27
EXECUTIVE COMPENSATION                                                        28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                30
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                      30
MATERIAL CHANGES                                                              31
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE                             31
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES                                                   31
AVAILABLE INFORMATION                                                         32
INDEX TO THE FINANCIAL STATEMENTS                                             33


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "AMBER GROUP, INC." REFERS TO AMBER GROUP, INC., A NEVADA CORPORATION ..THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

GENERAL INFORMATION ABOUT THE COMPANY

We were incorporated in Nevada on July 10, 2014. We are a development stage company. Amber Group Inc. is a marketplace of tours for travellers by local experts. Amber Group Inc. marketplace does not fully developed yet. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds" elsewhere in this Prospectus). Our principal executive offices are located at 2360 Corporate Circle - Suite 400 Henderson, NV 89074. Our phone number is 702-430-6931. We intend to conduct business operation from outside USA.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (July 10, 2014) through December 31, 2014 reports no revenues and a net loss of $4,447. Our independent registered public accounting firm has issued an audit opinion for Amber Group, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

To date, we incorporated the company, prepared a business plan and executed agreement with Strendzers for marketing purposes and executed contract with tour guide.

We have launched our web site www.Amber-touristguides.com. We have created profile on Facebook, Twitter, Google+. Currently our director Vadims Furss working on improvement of our web site, SEO(searching engine optimizer), answering questions on potential customers requests and working on creating network of tour guides. Vadims Furss is using his own experience with web site development and customers service knowledge.

After raising funds from this offering our main business milestones and any potential difficulties are as follows:

     1. Hire a contractor to constantly upgrade our website, hire contractor for SEO search engine optimizer and keep our website running smoothly and constantly upgrade with most advanced and fuser friendly features.
     2. Print advertising materials: brochures, flyers and place advertisements for our products in appropriate tourist magazines and websites. There is no guarantee that we are able to select the correct types of brochures, magazines and websites, which will provide the most beneficial advertising for our business.

Our sole director Vadims Furss will be in charge of implementing our Plan of Operation and our offering. The successful development of our business plan depends on our ability to raise funds from this offering. There is no guarantee that we are able to raise funds from this offering.

Our president Mr. Furss intends to offer shares of the company's common stock to his friends, family members and business associates in Europe. Mr.Furss will not offer shares of the company's common stock in USA. As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. These provisions include:

     * a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
     * an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
     * an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
     * an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
     * an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
     * reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

     * the first fiscal year following the fifth anniversary of this offering;
     * the first fiscal year after our annual gross revenues are $1 billion or more;
     * the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
     * as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

THE OFFERING

The Issuer:                   Amber Group, Inc.

Securities Being Offered:     5,000,000 shares of common stock.

Price Per Share:              $0.02

Duration of the Offering:     The offering shall terminate on the earlier of
                              (i) the date when the sale of all 5,000,000 common shares is completed;
                              (ii) one year from the date of this prospectus; or
                              (iii) prior to one year at the sole determination of our director Mr.Furss.

Gross Proceeds:               $100,000

Securities Issued and
Outstanding:                  There are 4,000,000 shares of common stock issued
                              and outstanding as of the date of this prospectus, held solely by our President and Secretary, Vadims
                              Furss.

Risk Factors:                 See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from June 10, 2014 (Inception) to September 30, 2014.

FINANCIAL SUMMARY

                                                                  As of
                                                          September 30, 2014 ($)
                                                          ----------------------
Cash and Deposits                                                      0
Total Assets                                                           0
Total Liabilities                                                   (325)
Total Stockholder's Equity                                          (325)

STATEMENT OF OPERATIONS

                                                             Accumulated From
                                                              June 10, 2014
                                                              (Inception) to
                                                          September 30, 2014 ($)
                                                          ----------------------
Total Expenses                                                     4,325
Net Loss for the Period                                           (4,325)
Net Loss per Share                                                 (0.00)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk and is speculative in nature. In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase shares of common stock offered pursuant to this prospectus. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. The list of Risk Factors below does not purport to be all-inclusive, there may be additional risks associated with our Company, our business, and our industry, which are not foreseen and thus are not included below. If any of the following risks occur, or other risks occur that are not foreseen, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we are ever able to trade our common stock, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS. IF WE DON'T RAISE THESE PROCEEDS WE WILL NOT ACHIEVE REVENUES AND PROFITABLE OPERATIONS AND OUR BUSINESS WILL LIKELY FAIL.


Our current operating funds are less than we require to complete our intended operations plan. As of June 30, 2015, we had cash in the amount of $539 and liabilities of $4,637. As of this date, we have had limited operations and no income. We require the proceeds from this offering may to achieve sufficient revenue and profitable operations. There is no assurance that we will be successful in raising the funds from this offering. If we are not successful in raising the said funds our business may fail. We may need the minimum additional capital of $25,000 necessary to fund planned operations for a 12-month period.


We may need the minimum additional capital of $25,000 necessary to fund planned operations for a 12-month period.

THERE IS SUBSTANTIAL UNCERTAINLY AS TO WHETHER WE WILL CONTINUE AS A GOING CONCERN. IF WE DISCONTINUE OPERATIONS, YOU WILL LOSE YOUR INVESTMENT.

We have incurred losses since our inception resulting in an accumulated deficit of ($4,325) at September 30, 2014. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern. In fact, our auditors have issued a going concern opinion in connection with their audit of our financial statements for the fiscal years ended September 30, 2014. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and to obtain the necessary financing to expand our business operations, market our current product and develop new products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and generating minimal revenues. We cannot guarantee that we will be successful in generating substantial revenues in the future. Failure to generate revenues will cause us to go out of business.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

From inception on June 10, 2014 till now we incorporated the company, prepared a business plan and executed an agreement with Strendzers.

We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to having our travel products, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

THE RISKS TO OUR COMPANY IF A COURT WERE TO DETERMINE THAT THE LOCAL GUIDES WERE EMPLOYEES AND NOT INDEPENDENT CONTRACTORS.

We may have to:

Reimburse local gudes for wages including overtime and minimum wage. Pay back taxes and penalties for federal and state income taxes, and unemployment.
Pay and misclassified injured employees workers compensation benefits. Provide employee benefits, including health insurance, retirement, etc.

OUR PRESIDENT MR. FURSS HAS NO EXPERIENCE IN THE ONLINE TRAVEL INDUSTRY,

Mr.Furss has no experience in the online travel industry, including the technical expertise necessary to design and operate our planned web platform. Mr. Furss lacks this experience or expertise will pose risks to our company and its investors.

WE MAY FACE DAMAGE TO OUR REPUTATION IF OUR FUTURE CLIENTS ARE NOT SATISFIED WITH USE OF LOCAL TOUR GUIDES.

Our future web site will be market place for connection customers and local guides. Although our local guides will be independent contractors we may face damage to our professional reputation if our future clients are not satisfied with local guides services.

As an Internet based company, we will depend to a large extent on referrals and new engagements from our former customers as we will attempt to establish a reputation for professional service company and integrity to attract customers. If we are unable to obtain engagements, investors are likely to lose their entire investment.
We have not customers and have had limited operations to date.

OUR OPERATIONS WILL BE CONDUCTED OUTSIDE THE UNITED STATES. OUR SOLE DIRECTOR RESIDES IN LATVIA.THE U.S. STOCKHOLDERS WOULD FACE DIFFICULTY IN:

     *    effecting service of process within the United States on our officers;
     * enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
     * enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and
     *    bringing an original action in foreign courts to enforce liabilities

BECAUSE WE ARE CURRENTLY CONSIDERED A "SHELL COMPANY" WITHIN THE MEANING OR RULE 12B-2 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, THE ABILITY OF HOLDERS OF OUR COMMON STOCK TO SELL THEIR SHARES MAY BE LIMITED BY APPLICABLE REGULATIONS.

 We are, currently, considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash. Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.

As a result of our classification as a "shell company", our investors are not allowed to rely on the "safe harbor" provisions of Rule 144 promulgated pursuant to the Securities Act of 1933 so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a "shell company." Additionally, as a result of our classification as a shell company:

     * Investors should consider shares of our common stock to be significantly risky and illiquid investments
     * We may not register our securities on Form S-8 (an abbreviated form of registration statement)
     * Our ability to attract additional funding to sustain our operations may be limited significantly

We can provide no assurance or guarantee that we will cease to be a "shell company" and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares. Accordingly, investors may not be able to sell our shares and lose their investments in the Company

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES

We expect to earn revenues solely in our chosen business area. In the opinion of Mr. Furss, we reasonably believe that we will begin to generate revenues within approximately twelve months. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business and the loss of your investment.

OUR REVENUE WILL BE DERIVED FROM THE TRAVEL INDUSTRY, AND A PROLONGED SUBSTANTIAL DECREASE IN TRAVEL VOLUME COULD ADVERSELY AFFECT US.

Our revenue will increase and decrease with the level of travel activity and is therefore highly subject to declines in or disruptions to travel due to factors entirely outside of our control. Such factors include: global security issues, political instability, acts or threats of terrorism, hostilities or war, and other political issues that could adversely affect travel volume in our key markets;

     *    Epidemics or pandemics;
     *    Natural disasters, such as hurricanes and earthquakes;
     * General economic conditions, particularly to the extent that adverse conditions may cause a decline in travel volume;
     *    Increases in fuel prices;

For the reasons indicated above, prolonged substantial decreases in travel volumes could have an adverse impact on our business, financial condition, results of operations and liquidity and capital resources.

BECAUSE OUR WEB SITE PLATFORM WILL BE NOT PATENT PROTECTED, A COMPETITOR COULD COPY OUR TECHNOLOGY, WHICH COULD CAUSE OUR BUSINESS TO FAIL.

Our potential competitive advantage will be our web site platform, which allows personal guides to be connected with customers around the world. Due to the costs involved and the potential inability to qualify, we will not apply for patent protection of our platform. Accordingly, our business is subject to the risk that competitors could either copy or reverse engineer our technology and release a competing product with similar features. If this occurs, our ability to sell our services could be jeopardized, which could cause our business to fail.

THE TRAVEL INDUSTRY IS HIGHLY COMPETITIVE, AND WE ARE SUBJECT TO RISKS RELATING TO COMPETITION THAT MAY ADVERSELY AFFECT OUR PERFORMANCE.

We will operate in highly competitive industries. If we cannot compete effectively against our competitors, we may lose business, which may adversely affect our financial performance. Our continued success depends, in large part, upon our ability to compete effectively in industries that contain numerous competitors, some of which may have significantly greater financial, marketing, personnel and other resources than we have.

Factors affecting the competitive success of online travel agencies include price, the availability of travel inventory, brand recognition, ease of use, the fees charged to travelers, accessibility, customer service and reliability. A number of our competitors will have greater financial resources or flexibility to finance branding efforts. We will compete with traditional travel agencies, other online travel agencies and supplier websites and other online and offline travel planning service providers.

We potentially face competition from a number of large Internet companies and services that have expertise in developing online commerce and in facilitating Internet traffic, including Google, AOL and Yahoo!, the latter two of which partner with Travelocity to offer travel products and services directly to consumers.

In addition, the introduction of new technologies and the expansion of existing technologies may increase competitive pressures. Increased competition may result in reduced operating margins. We cannot assure that we will be able to compete successfully against current and future competitors. Competitive pressures faced by us could have a material adverse effect on our business, financial condition or results of operations.

BECAUSE WE ARE SMALL COMPANY AND HAVE LIMITED CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small company and have limited capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE WILL DEPEND ON OUR INTERNATIONAL OPERATIONS, WHICH ARE SUBJECT TO ADDITIONAL RISKS GENERALLY NOT ENCOUNTERED WHEN DOING BUSINESS SOLELY IN THE UNITED STATES. WE HAVE HAD LIMITED OPERATIONS TO DATE.

Our future international operations will involve risks that may not exist when doing business in the United States. In order to achieve widespread acceptance in each country we will enter, we believe that we must tailor our services to the unique customs and cultures of that country. Learning the customs and cultures of various countries, particularly with respect to travel patterns and practices, is a difficult task and our failure to do so could slow our growth in those countries. We have had limited operations to date.

In addition, the risks involved in non-U.S. operations, or in having operations in multiple countries generally, that could result in losses include:

     * Delays in the development of the Internet as a broadcast, advertising and commerce medium in overseas markets;
     * Difficulties in managing operations due to distance, time zones, language and cultural differences, including issues associated with establishing management systems infrastructures in various countries;
     *    Unexpected changes in regulatory requirements;
     * Exposure to local economic conditions, security issues, epidemics or natural disasters;
     *    Currency exchange restrictions.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Vadims Furss, our President, currently devotes approximately twenty hours per week providing management services to us. Mr. Furss the remainder of his business time commits to researching other business opportunities unrelated to our business. At the present, Mr. Furss is not actively involved in any other business than the business of our registrant. Once we expand operations, and are able to attract more merchants and customers, Vadims Furss agreed to commit more time as required. Because Vadims Furss will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

INVESTORS CANNOT WITHDRAW FUNDS ONCE THEIR SUBSCRIPTION AGREEMENTS ARE ACCCEPTED BY THE COMPANY. THEREFORE, BECAUSE THE INVESTMENT IS IRREVOCABLE, INVESTORS MUST BE PREPARED THAT THEY MAY LOSE THEIR ENTIRE INVESTMENT IF THE BUSINESS FAILS.

Investors do not have the right to withdraw invested funds once the subscription agreement is accepted by the Company. Subscription payments will be paid to Amber Group, Inc. and held in our corporate bank account. Once the Company reviews the Subscription Agreements, and determines that they are in good order, and the Company accepts the subscription, investors will not have the right of return of such funds, the investment will become irrevocable. Therefore, if the business of the Company fails, the investor must be prepared to lose their entire investment in the Company.

BECAUSE MR.FURSS HAS LIMITED EXPERIENCE IN MANAGEMENT, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Vadims Furss, our sole employee, management experience is limited to his involvement with the Company. Consequently, his decisions and choices may affect our operations, earnings and ultimate financial success as a result.

IF VADIMS FURSS, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, THAT COULD RESULT IN OUR OPERATIONS BEING SUSPENDED. IF THAT SHOULD OCCUR, OUR BUSINESS COULD FAIL, AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

We are extremely depend on the services of our sole officer and director, Vadims Furss, for the future success of the business. The loss of the services of Mr. Furss could have an adverse effect on our business, financial condition and results of operations. Mr. Furss is our sole officer and director, and if he should die there will be no one to appoint a new officer and in that event we will have no alternative but to cease operations.

SEASONAL FLUCTUATIONS IN THE TRAVEL INDUSTRY COULD ADVERSELY AFFECT US.

Our businesses will experience seasonal fluctuations, reflecting seasonal trends for the products and services we offer. These trends cause our revenue to be generally highest in the second and third calendar quarters of the year as travelers plan and purchase their spring and summer travel, and then flatten in the fourth and first calendar quarters of the year. Our inability to finance our funding needs during a seasonal slowdown or at other times could have a material adverse effect on us.

THE SUBSCRIPTION FUNDS WILL BE HELD IN A BANK IN CYPRUS.

The uncertain economic conditions in Cyprus have had, and are likely to continue to have, a material adverse effect on the Banks In Cyprus. The Bank's future financial performance is interlinked with the Cypriot economy and is highly correlated with the trajectory of economic activity in Cyprus. The Cypriot economy has faced and continues to face substantial macroeconomic pressures.

OUR BUSINESS AND GROWTH WILL SUFFER IF WE ARE UNABLE TO FIND AND RETAIN HIGHLY SKILLED PERSONNEL.

Our future success depends on our ability to attract, train, motivate and retain highly skilled local guides. We may be unable to retain our skilled guides or attract, assimilate and retain other highly skilled guides in the future. We expect difficulty in finding and retaining highly skilled local guides with appropriate qualifications. If we are unable to find and retain skilled personnel, our growth may be restricted, which could adversely affect our future success and financial condition.

BECAUSE WE ARE HOLDING THE PROCEEDS OF THIS OFFERING IN A CORPORATE BANK ACCOUNT, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

Your funds will not be placed in an escrow or trust account, but in a corporate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WILL DILUTE SHARE VALUE OF INVESTORS IN THE OFFERING.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 4,000,000 shares are issued and outstanding. We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors in the offering, and might have an adverse effect on any trading market for our common stock.

WE ARE AN "EMERGING GROWTH COMPANY" AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

     * the first fiscal year following the fifth anniversary of this offering;
     * the first fiscal year after our annual gross revenues are $1 billion or more;
     * the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or
     * as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

CONSUMERS MAY NOT ACCEPT OUR WEBSITE AS A VALUABLE COMMERCIAL TOOL WHICH WOULD HARM OUR BUSINESS.

For us to achieve significant growth, local guides, consumers and advertisers must accept our website as a valuable commercial tool (As of December 31, 2014, we have testing version of our web site. We do not have a fully developed website yet). Consumers who have historically purchased products using traditional commercial channels, such as local agents and calling agents directly must instead purchase these products through our website. Local guides will need to view our websites as an efficient and profitable channel of distribution for their travel products. Advertisers will need to view our website as effective ways to reach their potential customers.

In order to achieve the acceptance of consumers, local guides and advertisers contemplated by our business plan, we will need to make substantial investments in our technology and brand. We cannot at this time determine how much of an investment it will take nor, be assured that we will be able to secure the funds required. We do not have specific plans or budget at this time. Our failure to make progress in these areas may harm our business.

SECURITY BREACHES IN OUR FUTURE WEBSITE SYSTEMS COULD DAMAGE ITS REPUTATION AND CAUSE IT TO LOSE CUSTOMERS.

The security of customers' confidential transaction data could be jeopardized by accidental or intentional acts of Internet users, current and former employees or others, or by computer viruses. Our future website could lose customers and be liable for damages caused by these security breaches. Security breaches experienced by other electronic commerce companies could reduce consumers' confidence in our future web site. Although will use encryption and authentication technology, these measures can be circumvented. The costs required to continually upgrade security measures could be prohibitively expensive and could result in delays or interruption of service.

AS A SECTION 15(D) FILER, WE WILL NOT BE A FULLY REPORTING COMPANY.

We will not be subject to the proxy rules under Section 14 of the Exchange Act, the prohibition of short-swing profits under Section 16 of the Exchange Act and the beneficial ownership reporting requirements of Sections 13(d) and (g) of the Exchange Act. If we have less than 300 shareholders following the fiscal year in which our registration statement becomes effective, our periodic reporting obligations under Section 13(a) will be automatically suspended under Section 15(d) of the Exchange Act.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The term "penny stock" generally refers to a security issued by a very small company that trades at less than $5 per share.

The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

MARKET FOR PENNY STOCK HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE

According to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

     * Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
     * Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     * Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
     * Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
     * The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

OUR PRESIDENT, MR.FURSS DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORTS OFFERING, AND OUR BEST EFFORTS OFFERING DOES NOT REQUIRE A MINIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr.Furss does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise any funds successfully. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

WE PLAN TO SELL SHARES IN THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DISADVANTAGES TO PURCHASERS BECAUSE OF THE LACK OF UNDERWRITER PARTICIPATION

No underwriter has been involved in the preparation of this prospectus or performed any review or independent due diligence of the contents of this prospectus. No underwriter had been involved in activities such as investigating the Company, verifying the accuracy of the disclosure and assisting the Company in setting the offering price.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.

If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board ("OTCBB"). Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 day grace period if they do not make their required filing during that time.

We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Amber Group, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Factors such as announcements of new services by us or our competitors, and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of the stock of many companies and such volatility may be unrelated or disproportionate to the operating performance of those companies.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Mr. Furss has agreed to loan funds to the company to cover future SEC reporting and compliance costs. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, and/or other information with the SEC.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTCBB. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCBB.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Vadims Furss, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO THOSE OF COMPANIES THAT COMPLY WITH NEW OR REVISED ACCOUNTING STANDARDS.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

OUR STATUS AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL WHEN WE NEED TO DO IT.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

WE WILL NOT BE REQUIRED TO COMPLY WITH CERTAIN PROVISIONS OF THE SARBANES-OXLEY ACT FOR AS LONG AS WE REMAIN AN "EMERGING GROWTH COMPANY."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis and we will be required to provide a report of management on the effectiveness of internal controls over financial reporting for the fiscal year for which our second annual report is due, we will not be required to comply with the auditor attestation requirement as to our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. We will be exempt from the auditor attestation requirement concerning management's report on the effectiveness of internal control over financial reporting for so long as we remain a smaller reporting company.

We will be required to provide a report of management on internal control over financial reporting for the fiscal year for which our second annual report is due. In this regard, our status as an emerging growth company does not exempt us from this requirement.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale 100%, 75%, 50% and 25% respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated.

                         (25% of        (50% of        (75% of       (100% of
                        offering)      offering)      offering)      offering)
                        ---------      ---------      ---------      ---------
Gross proceeds          $ 25,000       $ 50,000       $ 75,000       $100,000
Offering expenses       $  9,500       $  9,500       $  9,500       $  9,500
Net proceeds            $ 15,500       $ 40,500       $ 65,500       $ 90,500

In order of priority, the net proceeds of the offering will be used as follows:

                                     25% of      50% of      75% of     100% of
                                    offering    offering    offering   offering
                                    --------    --------    --------   --------
Office rent                          $ 5,000     $ 9,800     $ 9,800    $ 9,800
Website developing and maintenance   $ 1,000     $ 5,100     $10,000    $10,000
Marketing and advertising            $ 3,000     $15,600     $35,700    $60,700
General and administrative           $ 6,500     $10,000     $10,000    $10,000
TOTAL                                $15,500     $40,500     $65,500    $90,500

The above figures represent only estimated costs. Mr. Furss has agreed to loan us funds to implement our business plan and maintain our reporting status and quotation on the OTCBB until we raise funds from this offering. Mr. Furss will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Furss and the loan being intend at 0% per annum. Mr. Furss will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

Total offering expenses are $9,500. This amount consists of $3,500 for legal fees; $86.36 for printing costs; $1,300 for accounting fees and expenses; $3,000 for auditor fees and expenses; $1,600 for transfer agent fees; and $13.64 for the registration filing fee.

"General and Administrative Costs" noted above include costs related to accounting, audit, legal and transfer agent costs that we incur in filing reports with the Securities and Exchange Commission, as well as general working capital, which are estimated to be approximately $10,000 per year. If we are only able to complete 25% of the offering, we will have to rely upon loans from our president to cover approximately $3,500 of our general and administrative expenses.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.02 per share. This price is significantly higher than the price paid by the Company's sole director and officer for common equity on September 29, 2014. Vadims Furss has paid $.001 per share for the 4,000,000 shares of common stock he purchased from the Company.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Assuming completion of the offering, there will be up to 9,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels. This table is based on 4,000,000 common shares outstanding as of September 30, 2014 and total stockholder's equity of $(325) utilizing audited September 30, 2014 financial statements.

PURCHASERS OF SHARES IN THIS OFFERING IF 100% SHARES SOLD

Price per share                                                      $     0.02
Dilution per share                                                   $   0.0089
Capital contributions                                                $  100,000
Number of shares after offering held by public investors              9,000,000
Percentage of ownership after offering                                       45%
Increase per common share attributable to investors                      0.0112
Pro forma net tangible book value per common share after offering        0.0111

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD

Price per share                                                      $     0.02
Dilution per share                                                   $   0.0104
Capital contributions                                                $   75,000
Number of shares after offering held by public investors              7,750,000
Percentage of ownership after offering                                       52%
Increase per common share attributable to investors                      0.0097
Pro forma net tangible book value per common share after offering        0.0096

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD

Price per share                                                      $     0.02
Dilution per share                                                   $   0.0124
Capital contributions                                                $   50,000
Number of shares after offering held by public investors              6,500,000
Percentage of ownership after offering                                       62%
Increase per common share attributable to investors                      0.0077
Pro forma net tangible book value per common share after offering        0.0076

PURCHASERS OF SHARES IN THIS OFFERING IF THE 25% OF SHARES SOLD

Price per share                                                      $     0.02
Dilution per share                                                   $   0.0153
Capital contributions                                                $   25,000
Number of shares after offering held by public investors              5,250,000
Percentage of ownership after offering                                       77%
Increase per common share attributable to investors                      0.0048
Pro forma net tangible book value per common share after offering        0.0047

                            SELLING SECURITIY HOLDERS

Not applicable, we do not have any selling security holders.

                              PLAN OF DISTRIBUTION

We have 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Vadims Furss will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Furss is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Furss will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Furss is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Furss will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Furss will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain countries, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of December 31, 2014, there were 4,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record, our sole officer and Director.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Amber Group, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

The validity of the issuance of the shares of common stock offered by us has been passed upon by Bauman & Associates Law Firm

Gillespie & Associates, PLLC our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Gillespie & Associates, PLLC has presented its report with respect to our audited financial statements.

                   INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF THE BUSINESS

We were incorporated on June 10, 2014 and intend to offer local guided tours via our web platform. Our future web site will connect travelers with freelance guides to facilitate the creation and purchase of private tours around the world. Customers will simply enter their destination, choose a tour with favorite guide and in just a few clicks, customers can book tour directly with the local guide. Before booking customers can check the guide's profile, see their feedbacks and even message the guide to customize a tour, tailored to customer needs. We intend to offer guided tours in Europe and North America (USA and Canada), and we plan to run our business from outside the United States during the first year of operation.. Currently we have only testing version of our website.

Whether customer is looking for a city tour, wine tasting experiences, walking tours, bicycle tours or any other activity he/she wants to do together with a local, our web site will help customer to connect with locals all over the world.

ADVANTAGE OF LOCAL GUIDE

When customer has very little time, a knowledgeable local guide can give customized sightseeing according to the customer's wishes in a timely manner. Good guides will know places to avoid, rush hours, shopping areas that offer bargain prices, and direct you from areas under construction or closed roads.

Local guides are very helpful for customers visiting ports on a cruise. Customers can hire a tour guide to get them away from the hordes of passengers getting off ship and visit a quieter remote scene and enjoy a lunch at a local eatery. Because the tour guide is aware of limited time, he/she can plan your adventure and ensure return to the ship in time for boarding.

When the customer is visiting a dangerous or chaotic location or the destination is in an area that has a reputation of political upheaval, a tour guide can help keep the customer safe.

Unless customer is an expert, hiring a professional tour guide for extreme sports such as safaris, mountain climbing, scuba diving, deep sea fishing, white-water rafting; safety precaution should be a priority and it's best if customer will hire an experienced guide. On hikes or a nature trip, an experienced nature guide can provide information about the type animals that the customer may encounter, direct attention to different types of plants and explain the benefits to nature. A tour guide who speaks the local language can be an invaluable resource; both the customer and the native will be at ease with communication.

OUR WEB SITE

Customers will choose from cities available on our website. Then customers will be able to choose personal guide on our web site based on the type of excursion, time of day, price and personal guide feedback Book online and pay online. Next they will discover new routes, fascinating stories and local spirit. Leave feedback and rate tour and guide on the website.

To sell personal tour via our web platform tour guide must complete our short registration form. Then create a unique username, provide a valid email address and confirm reading our Terms and Conditions. All of our tour guide will create profile with experience information. Our future guide will have to fill out special forms with description and tour detail with photo.

Also fluent English and work references from previous work place well be required. All customers will have an option to leave feedback on personal guide tour and all future customers can review this feedback to evaluate the tour. Our commission will be 20% of the total price paid via our web site by customers to tour guide.

MARKET OVERVIEW

According to the World Travel and Tourism Council
(WTTC),(http://www.wttc.org/research/economic-impact-research/): Long term growth forecasts of 4.2% per annum growth over the ten years to 2023. Travel & Tourism will continue to grow, outpace growth of the wider economy and remain a leading generator of jobs.

COMPETITION

The market for online tourism is highly competitive. Numerous online tourism sites will compete with us. Our competitors are substantially larger and more experienced than us and have longer operating histories, and have materially greater financial and other resources than us.

The competition in the online we will face comes from online web sites: www.responsibletravel.com, www.toursbylocals.com, tourguides.viator.com.

MARKETING

We plan to focus on direct sales online as we get started. Once we build a reputation and customer base, it will be easier to attract customers. We plan to market our products mainly at North America and Europe market.

Online provides a better chance of referrals. Because we can serve just about anyone, anywhere, there's a good chance that our clients will refer us. For instance, a client may have a friend or relative in another state. The online format allows such a referral to quickly become a client.

FACEBOOK

Facebook is being used as one of the most effective marketing tools. We will be able to use it as a platform to advertise to our clients on important updates such as; schedule changes, events, workshops, yoga retreats, special discounts and their personal lives.

WRITING

Writing for industry recognized online publications would be one of the greatest tools for expanding our reach. That will put us in front of a new audience that now knows who we are and what we do.

OTHER SOCIAL MEDIA

Linkedin, Twitter, Google +, Pintrest and the list goes on. Diversifying our social media presence means expanding our client base.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We have no employees other than our sole officer and director, Vadims Furss who currently devotes approximately twenty hours per week to company matters

GOVERNMENT REGULATION

In the United States, we are subject to compliance with laws, governmental regulations, administrative determinations, court decisions and similar constraints.

                             DESCRIPTION OF PROPERTY

OFFICES

Our business office is located at 2360 Corporate Circle -Suite 400 Henderson, NV 89074.Our Nevada address was provided to us by our resident agent as a part of their incorporation services. Our telephone number is (702)-430-6931. Upon the completion of our offering, and funding permitting, we intend to establish an office elsewhere. As of the date of this prospectus, we have not sought or selected a new office site. Mr.Furss is located in Latvia. He intends to conduct our business operations from Latvia.

                                LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We are a development stage corporation with limited operations and no revenues from our business operations. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months. We do not anticipate that we will generate significant revenues until we have raised the funds necessary to conduct a marketing program. There is no assurance we will ever generate revenue even if we raised all necessary funds.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise 25% of money from this offering, we believe it will fund operations for approximately three months, but with limited funds available to build and grow our business. If we raise 100% of money from this offering, we believe the money will last for one year and also provide funds for a growth strategy.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

                                PLAN OF OPERATION


As of June 30,2015, our cash balance was $539. We may not be able to raise sufficient funds from this offering to sustain our operations. Vadims Furss, our Chairman, President, and Secretary, has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. However, there is no contract in place or written agreement securing this agreement. We do not currently have any arrangements for additional financing.


After the effectiveness of our registration statement by the SEC, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Our plan of operations following the completion is as follows:

If we complete 25% of the offering described in this prospectus, we expect to receive net proceeds of $15,500. Of this amount, we intend to allocate $5,000 towards the office rent, buy office equipment, Website developing and maintenance $1,000 and Marketing and advertising expenses of 3,000. It will also cover $6,500 of the estimated $10,000 in expenses that we will incur as a result of our offering. We will rely upon the proceeds that we receive from the sale of our services and loans from our president in order to cover the balance of general and administrative expenses, as well as marketing and advertising costs.

If we are successful in completing 100% of offering described in this prospectus, of which there is no assurance, we expect to receive net proceeds of $90,500. Of this amount, we would allocate $9,600 towards the office rent, buy office equipment.

We will allocate for website developing and maintenance $10,000. This will allow us to hire a contractor to develop our website, constantly upgrade our website, hire contractors for SEO (search engine optimizer) and keep our web site running smooth.

We would also allocate $60,700 of the proceeds to marketing and advertising costs. We will print advertising materials: brochures, flyers. We will place advertisements for our product in appropriate tourist magazines and websites.

We anticipate that revenue from the sale of our services will be approximately 20% paid via our web site by customers to tour guide. Tour price will depend on type and tour guide experience, but it can range from $20 to $100 per hour.

As well, we anticipate spending $10,000 on administrative costs such as accounting and auditing fees, legal fees and fees payable in connection with reporting obligations.

AGREEMENT WITH STRENDZERS

Strendzers will be the marketing service provider for the Company. The agreement is valid for a period of 12 months (8th day October 2014 to 8th day October 2015). The Company has an option to extend the terms for an additional 12 months on the same terms and condition. As full compensation for the promoter performance under the agreement, the promoter will get 10% from the total prices paid by customer via Company web site.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.


RESULTS OF OPERATIONS FROM INCEPTION ON JUNE 10, 2014 TO JUNE 30, 2015

During this period we incorporated the company, prepared a business plan and executed agreement with Strendzers for marketing purposes. Also we executed agreement with local guide. We have registered domain www.Amber-touristguides.com and launched testing version of our website. We have created profile on Facebook, Twitter, Google+.

The Company has incurred a loss since inception (June 10, 2014) resulting in an accumulated deficit of $4,053 as of June 30, 2015.

OPERATING EXPENSES

During the three months ended June 30, 2015, we incurred expenses of $2,323. During the current period our expenses were for professional fees and bank fees.

NET LOSS

Our net loss for the three months ended June 30, 2015 was $2,323


LIQUIDITY AND CAPITAL RESOURCES


As of June 30, 2015, the Company had $539 cash and our liabilities were $5,337, comprising $4,637 owed to Vadims Furss, our sole officer and director. The available capital is not sufficient for the Company to remain operational.


Since inception, we have sold 4,000,000 shares of common stock in one offer and sale, which was to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. The sources of funding we may consider to fund this work include a public offering, a private placement of our securities or loans from our director or others.

As of the date of this registration statement, the current funds available to the Company should be sufficient to continue maintaining our reporting status until we raise funds from this offering. In case raising funds will take longer than planned, or our short term expenses exceed our expectations, the company's sole officer and director, Vadims Furss, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan until minimum required proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, your investment previously made may be lost in its entirety.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Management believes that the net proceeds, assuming a minimum of $25,000 is raised (provided that we are not required to raise any minimum amount of funding in the offering), will be sufficient to implement our initial plan of operations in the 12 months period. However, after one year we may need to raise additional financing.

We will be highly dependent upon the success of future private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

We will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

INCOME TAXES

Amber Group, Inc. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE


On June 16, 2015, Harris & Gillespie CPA'S, PLLC (the "Former Accountant") was deregistered per PCAOB Release No. 105-2015-011. As a result of the transaction, on June 16, 2015, the Former Accountant resigned as the Company's independent registered public accounting firm and the Company engaged Michael Gillespie & Associates, PLLC (the "New Accountant") as the Company's independent registered public accounting firm. The engagement of the New Accountant was approved by the Company's Board of Directors.

The Former Accountant's audit report on the financial statements of the Company for the fiscal year ended September 30, 2014 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of the Company for the fiscal year ended September 30, 2014 contained an uncertainty about the Company's ability to continue as a going concern.

During the Company's most recent fiscal year, the subsequent interim period thereto, and through June 16, 2015, there were no "disagreements" (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

During the Company's most recent fiscal year, the subsequent interim period thereto, and through June 16, 2015, there were no "reportable events" (as such term is defined in Item 304 of Regulation S-K).

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was the subject of a "disagreement" or a "reportable event" (as those terms are defined in Item 304 of Regulation S-K).

On June 26, 2015, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K disclosing the dismissal of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive
  Officer and/or Director             Age             Position
  -----------------------             ---             --------

Vadims Furss                          44       President, Secretary, Treasurer
2360 Corporate Circle-Suite 400                and Director
Henderson, NV 89074

Vadims Furss has acted as our President, Secretary, Treasurer and sole Director since our incorporation on June 10, 2014. January 2014 to present, Vadims Furss devoted his time to researching tourism industry. He researched information in books and on Internet. He also traveled to different European countries to study tourist business there.

Mr. Furss graduated from Riga Trade College in 1988. (Qualification: Commercial bookkeeping). From 1995 to 2001,Vadims Furss worked as Director at "Lens" Staffing Agency in Riga, Latvia. His responsibilities were managing all recruiting, selection, and staffing activities and processes.

From 2001 till January 2014, Mr. Furss has been sales manager of Telegroup Ukraine, private company in Kiev , Ukraine. His responsibilities were research and cold calling to potential customers. He was responsible for sales process and for financial side of businesses including invoicing, discounts and staff commission.

LEGAL PROCEEDINGS

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

     * Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
     * Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
     * Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
     * Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
     * Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;
     * Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or
     * Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by Mr. Furss and hold office until removed by him or until their resignation.

INDEPENDENCE OF DIRECTORS

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

COMMITTEES OF THE BOARD

Our Company currently does not have nominating, compensation or audit committees or committees performing similar functions, nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the sole director.

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The sole director believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the sole director and we do not have any specific process or procedure for evaluating such nominees. The sole director, will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our sole director may do so by directing a written request addressed to our president and director, at the address appearing on the first page of this prospectus.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the "SEC") and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company's employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company's sole director is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company's independent public accountants. The sole director reviews the Company's internal accounting controls, practices and policies.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary and all other executive officers (collectively, the "Named Executive Officers") from inception on June 10, 2014 until September 30, 2014:

SUMMARY COMPENSATION TABLE

                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                      Stock      Option        Plan        Compensation    All Other
 Position        Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------        ----     ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
Vadims Furss,   June        -0-        -0-        -0-        -0-           -0-            -0-            -0-           -0-
President,      10, 2014
Treasurer and   until
Secretary       September
                30, 2014

There are no current employment agreements between the company and its officers.

Mr.Furss currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

OUTSTANDING EQUITY AWARDS SINCE INCEPTION

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price($)    Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
Vadims         0              0              0           0           0           0            0           0            0
Furss

LONG-TERM INCENTIVE PLANS

We currently have no long-term incentive plans.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 29, 2014, we issued a total of 4,000,000 shares of restricted common stock to Vadims Furss, our sole officer and director in consideration of $4,000.


Further, Mr.Furss has advanced funds to us $5,337. Mr.Furss will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr.Furss. Mr.Furss will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr.Furss does not bear interest. There is no written agreement evidencing the advancement of funds by Mr.Furss or the repayment of the funds to Mr.Furss. The entire transaction was oral.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 30, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                    Name and Address of      Amount and Nature of
Title of Class       Beneficial Owner        Beneficial Ownership     Percentage
--------------       ----------------        --------------------     ----------

Common Stock        Vadims Furss              4,000,000 shares           100%
                    2360 Corporate Circle     of common stock
                    - suite 400
                    Henderson, NV 89074

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on September 30, 2014. As of December 31, 2014 there were 4,000,000 shares of our common stock issued and outstanding.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

HOLDERS OF OUR COMMON STOCK

Currently, we have one (1) holder of record of our common stock.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

     1. We would not be able to pay our debts as they become due in the usual course of business, or;
     2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

                                MATERIAL CHANGES

None.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Bylaws provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act of 1934, as amended. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS

Our fiscal year end is September 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Gillespie & Associates, PLLC.

Our financial statements from inception to September 30, 2014, immediately follow:

                                AMBER GROUP INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                               SEPTEMBER 30, 2014

Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheet as of September 30, 2014                                      F-2

Statement of Operations for the period from July 10, 2014
(Date of Inception) to September 30, 2014                                   F-3

Statement of Stockholders' Equity as of September 30, 2014                  F-4

Statement of Cash Flows for the period from July 10, 2014
(Date of Inception) to September 30, 2014                                   F-5

Notes to the Financial Statements                                           F-6

                          GILLESPIE & ASSOCIATES, PLLC
                          CERTIFIED PUBLIC ACCOUNTANTS
                               10544 ALTON AVE NE
                                SEATTLE, WA 98125
                                  206.353.5736

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Amber Group, Inc.

We have audited the accompanying balance sheet of Amber Group, Inc. (A Development Stage Company) as of September 30, 2014 and the related statements of operations, stockholders' deficit and cash flows for the period then ended and for the period from July 10, 2014 (inception) to September 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, subject to the following paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of Amber Group, Inc. (A Development Stage Company) as of September 30, 2014 and the results of its operations and cash flows for the period then ended and for the period from July 10, 2014 (inception), to September 30, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ GILLESPIE & ASSOCIATES, PLLC
------------------------------------------
GILLESPIE & ASSOCIATES, PLLC
Seattle, Washington
July 2, 2015

                                AMBER GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET


                                                                   September 30,
                                                                       2014
                                                                     --------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                          $     --
                                                                     --------
Total Current Assets                                                       --
                                                                     --------

Total Assets                                                         $     --
                                                                     ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Accrued expenses                                                   $     --
  Loan from director                                                      325
                                                                     --------

Total Liabilities                                                         325
                                                                     --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   4,000,000 shares issued and outstanding                              4,000
  Additional paid in capital                                               --
  Deficit accumulated during the development stage                     (4,325)
                                                                     --------
Total Stockholders' Equity                                               (325)
                                                                     --------

Total Liabilities and Stockholders' Equity                           $     --
                                                                     ========


                 See accompanying notes to financial statements.

                                AMBER GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS


                                                               For the period
                                                             from July 10, 2014
                                                               (Inception) to
                                                                September 30,
                                                                    2014
                                                                 ----------

REVENUES                                                         $       --
                                                                 ----------
OPERATING EXPENSES
  Business License and Permits                                          325
  Professional Fees                                                   4,000
                                                                 ----------
TOTAL OPERATING EXPENSES                                              4,325
                                                                 ----------

NET LOSS FROM OPERATIONS                                             (4,325)

PROVISION FOR INCOME TAXES                                               --
                                                                 ----------

NET LOSS                                                         $   (4,325)
                                                                 ==========

NET LOSS PER SHARE: BASIC AND DILUTED                            $    (0.00)
                                                                 ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                4,000,000
                                                                 ==========


                 See accompanying notes to financial statements.

                                AMBER GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                 Deficit
                                                                               Accumulated
                                          Common Stock          Additional     during the        Total
                                       -------------------       Paid-in       Development    Stockholders'
                                       Shares       Amount       Capital          Stage          Equity
                                       ------       ------       -------          -----          ------

Inception, July 10, 2014                    --     $     --     $     --        $     --        $    --

Shares issued for cash at $0.001
 per share                           4,000,000        4,000           --              --          4,000

Net loss for the year ended
 September 30, 2014                         --           --           --          (4,325)        (4,325)
                                     ---------     --------     --------        --------        -------

Balance, September 30, 2014          4,000,000     $  4,000     $     --        $ (4,325)       $  (325)
                                     =========     ========     ========        ========        =======


                 See accompanying notes to financial statements.

                                AMBER GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS

                                                               For the period
                                                             from July 10, 2014
                                                               (Inception) to
                                                                September 30,
                                                                    2014
                                                                 ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                         $ (4,325)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
  Changes in assets and liabilities:
    Increase (decrease) in accrued expenses                             --
                                                                  --------
CASH FLOWS USED IN OPERATING ACTIVITIES                             (4,325)
                                                                  --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                 4,000
  Loans from director                                                  325
                                                                  --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                          4,325
                                                                  --------

NET INCREASE IN CASH                                                    --
Cash, beginning of period                                               --
                                                                  --------

CASH, END OF PERIOD                                               $     --
                                                                  ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                   $     --
                                                                  ========
  Income taxes paid                                               $     --
                                                                  ========


                 See accompanying notes to financial statements.

                                AMBER GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2014

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

AMBER GROUP INC. was incorporated under the laws of the State of Nevada on July 10, 2014. We are a development stage company that is in the business of offering local guided tours via our web platform.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

DEVELOPMENT STAGE COMPANY
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of September 30, 2014. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

ACCOUNTING BASIS
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a September 30 fiscal year end.

CASH AND CASH EQUIVALENTS
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $0 of cash as of September 30, 2014.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

INCOME TAXES
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                                AMBER GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2014

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

STOCK-BASED COMPENSATION
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

BASIC INCOME (LOSS) PER SHARE
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2014.

COMPREHENSIVE INCOME
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

RECENT ACCOUNTING PRONOUNCEMENTS
AMBER GROUP INC. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - LOANS FROM DIRECTOR

On July 10, 2014, director loaned $325 to Incorporate the Company. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $325 as of September 30, 2014.

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized. September 29, 2014, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of September 30, 2014.

                                AMBER GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                               September 30, 2014

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 - INCOME TAXES

As of September 30, 2014, the Company had net operating loss carry forwards of approximately $325 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                             September 30, 2014
                                                             ------------------
Federal income tax benefit attributable to:
  Current Operations                                               $  1,470
  Less: valuation allowance                                          (1,470)
                                                                   --------
Net provision for Federal income taxes                             $     --
                                                                   ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                             September 30, 2014
                                                             ------------------
Deferred tax asset attributable to:
  Net operating loss carryover                                     $  1,470
  Less: valuation allowance                                          (1,470)
                                                                   --------
Net deferred tax asset                                             $     --
                                                                   ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $325 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations through the date in which the financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                AMBER GROUP INC.

                              FINANCIAL STATEMENTS

                                  JUNE 30, 2015
                                   (UNAUDITED)

                                TABLE OF CONTENTS

Condensed Balance Sheets as of June 30, 2015 (unaudited) and
September 30, 2014 (audited)                                                F-10

Condensed Statements of Operations for the periods three and
nine months ending June 30, 2015 (unaudited)                                F-11

Condensed Statement of Cash Flows for the period nine months ending
June 30, 2015 (unaudited)                                                   F-12

Notes to the Condensed Financial Statements (unaudited)                     F-13

                                AMBER GROUP INC.
            Condensed Balance Sheets as of June 30, 2015 (unaudited)
                        and September 30, 2014 (audited)

                                                                    June 30, 2015       September 30, 2014
                                                                    -------------       ------------------
                                                                     (unaudited)            (audited)
                                     ASSETS

Current Assets
  Cash and cash equivalents                                            $    539               $     --
                                                                       --------               --------

Prepaid Expense                                                             420                     --
                                                                       --------               --------
Total Current Assets                                                        959                     --
                                                                       --------               --------

Total Assets                                                           $    959               $     --
                                                                       ========               ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities

Current Liabilities
  Accrued expenses                                                     $      0               $      0
  Loan from director                                                      5,337                    325
                                                                       --------               --------

Total Liabilities                                                         5,337                    325
                                                                       --------               --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   4,000,000 shares issued and outstanding                                4,000                  4,000
  Additional paid in capital                                                  0                      0
  Deficit accumulated during the development stage                       (8,378)                (4,325)
                                                                       --------               --------
Total Stockholders' Equity (Deficit)                                     (4,378)                  (325)
                                                                       --------               --------

Total Liabilities and Stockholders' Equity                             $    959               $      0
                                                                       ========               ========



       See accompanying notes to condensed unaudited financial statements.

                                AMBER GROUP INC.
          Condensed Statements of Operations for the periods three and nine months ending June 30, 2015
                                   (unaudited)

                                                        Three months         Nine months
                                                           ended                ended
                                                       June 30, 2015        June 30, 2015
                                                       -------------        -------------
REVENUES                                                $        0           $        0
                                                        ----------           ----------
OPERATING EXPENSES
  Business License and Permits                                  --                   --
  Professional Fees                                          2,200                3,700
  Bank Service Charges                                         123                  353
                                                        ----------           ----------
TOTAL OPERATING EXPENSES                                     2,323                4,053
                                                        ----------           ----------

NET LOSS FROM OPERATIONS                                    (2,323)              (4,053)

PROVISION FOR INCOME TAXES                                       0                    0
                                                        ----------           ----------

NET LOSS                                                $   (2,323)          $   (4,053)
                                                        ==========           ==========

NET LOSS PER SHARE: BASIC AND DILUTED                   $    (0.00)          $    (0.00)
                                                        ==========           ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                       4,000,000            4,000,000
                                                        ==========           ==========


       See accompanying notes to condensed unaudited financial statements.

                                AMBER GROUP INC.
                Condensed Statement of Cash Flows for the period
                        nine months ending June 30, 2015
                                   (unaudited)

                                                                        Nine months to
                                                                        June 30, 2015
                                                                        -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                                 $ (4,053)
  Adjustments to reconcile net loss to net cash (used in)
   operating activities:
     Prepaid Expenses                                                         (420)
  Changes in assets and liabilities:
     Increase (decrease) in accrued expenses                                     0
                                                                          --------
CASH FLOWS USED IN OPERATING ACTIVITIES                                     (4,473)
                                                                          --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                            --
  Loans from director                                                        5,012
                                                                          --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                                  5,012
                                                                          --------

NET INCREASE IN CASH                                                           539
Cash, beginning of period                                                        0
                                                                          --------

CASH, END OF PERIOD                                                       $    539
                                                                          ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                           $      0
                                                                          ========
  Income taxes paid                                                       $      0
                                                                          ========


       See accompanying notes to condensed unaudited financial statements.

                                AMBER GROUP INC.
                   Notes to the Condensed Financial Statements
                            June 30, 2015 (unaudited)

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

AMBER GROUP INC. was incorporated under the laws of the State of Nevada on July 10, 2014. We are a development stage company that is in the business of offering local guided tours via our web platform.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification. The Company is devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. Upon adoption, the Company no longer presents or discloses inception-to-date information and other remaining disclosure requirements of Topic 915.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Going Concern
The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of June 30, 2015. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a September 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $539 of cash as of June 30, 2015.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

                                AMBER GROUP INC.
                   Notes to the Condensed Financial Statements
                            June 30, 2015 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2015.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-10, "Development Stage Entities". The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements for the Company.

NOTE 3 - LOANS FROM DIRECTOR

As of June 30, 2015, director loaned $5,337 for Company's business expenses. The loan is unsecured, non-interest bearing and due on demand.

The balance due to the director was $5,337 as of June 30, 2015.

                                AMBER GROUP INC.
                   Notes to the Condensed Financial Statements
                            June 30, 2015 (unaudited)

NOTE 4 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized. September 29, 2014, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of June 30, 2015.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 - INCOME TAXES

As of June 30, 2014, the Company had net operating loss carry forwards of approximately $8,378 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                             September 30, 2014    June 30, 2015
                                             ------------------    -------------
Federal income tax benefit attributable to:
  Current Operations                              $ 1,470             $ 1,378
  Less: valuation allowance                        (1,470)             (1,378)
                                                  -------             -------
Net provision for Federal income taxes            $     0             $     0
                                                  =======             =======

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                             September 30, 2014    June 30, 2015
                                             ------------------    -------------

Deferred tax asset attributable to:
  Net operating loss carryover                    $ 1,470             $ 2,849
  Less: valuation allowance                        (1,470)             (2,849)
                                                  -------             -------
Net deferred tax asset                            $     0             $     0
                                                  =======             =======

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $8,378 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 22, 2015 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   PROSPECTUS

                        5,000,000 SHARES OF COMMON STOCK

                                AMBER GROUP, INC

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 20___, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

     SEC Registration Fee                                     $   11.62
     Printing Expenses                                        $   88.38
     Accounting Fees and Expenses                             $ 1300.00
     Auditor Fees and Expenses                                $3,000.00
     Legal Fees and Expenses                                  $3,500.00
     Transfer Agent Fees                                      $1,600.00
                                                              ---------
     TOTAL                                                    $9,500.00
                                                              =========

----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

     1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     3. a transaction from which the director derived an improper personal profit; and

     4.   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     1.   such indemnification is expressly required to be made by law;

     2.   the proceeding was authorized by our Board of Directors;

     3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or; 4. such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

 ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On September 30, 2014 Amber Group, Inc. offered and sold 4,000,000 share of common stock to our sole officer and director, Vadims Furss, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000. Amber Group, Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person. Mr.Furss received "restricted securities."

ITEM 16. EXHIBITS


Exhibit
Number                        Description of Exhibit
------                        ----------------------

3.1.     Articles of Incorporation of the Registrant *
3.2      Bylaws of the Registrant *
5.1 Opinion and consent of Frederick C. Bauman. re: the legality of the shares being registered *
10.1     Services Agreement *
10.2     Tour Guide Agreement *
10.3     Summary Description of Loan Provided *
16.1     Letter from Harris & Gillespie CPA'S, PLLC
23.1     Consent of Frederick C. Bauman (included in Exhibit 5.1) *
23.2     Consent of Michael Gillespie & Associates, PLLC
99.1     Form of Subscripton Agreement *


----------
* Filed previously

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on

Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Henderson, State of Nevada, on October 5, 2015.


                                 AMBER GROUP, INC


                                 By: /s/ Vadims Furss
                                    ------------------------------------------
                                 Name:  Vadims Furss
                                 Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                            Title                      Date
     ---------                            -----                      ----


/s/ Vadims Furss
------------------------- President, Treasurer, Secretary       October 5, 2015
 Vadims Furss             and Director
                          (Principal Executive, Financial
                          and Accounting Officer)